Exhibit 99.1

COLE OFFICE & INDUSTRIAL REIT (CCIT III), INC.

AMENDED AND RESTATED
SHARE REDEMPTION PROGRAM

Effective as of June 1, 2020

This Amended and Restated Share Redemption Program (the “Share Redemption Program”) of Cole Office & Industrial REIT (CCIT III), Inc. (the “Company”), as approved by the Company’s Board of Directors on the date set forth above, shall constitute the share repurchase program of the Company. Each capitalized term in this Share Redemption Program not otherwise defined herein has the same meaning as that set forth in Article IV of the Company’s Articles of Amendment and Restatement.
The Company’s Common Shares are not currently listed on a national securities exchange and the Company will not seek to list the stock unless and until such time as the Company’s Board of Directors believes that the listing of the Company’s Common Shares would be in the best interest of the Company’s stockholders. In order to provide stockholders with the benefit of interim liquidity, stockholders who have held their Common Shares for at least one year may present all, or a portion consisting of at least the lesser of (1) 25% of the holder’s shares; or (2) a number of shares with an aggregate redemption price of $2,500 to the Company for redemption at any time in accordance with the procedures outlined below. At that time, the Company may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that the Company has sufficient funds available to fund such redemption. The Company will not pay to its Sponsor, Board of Directors, Advisor or its Affiliates any fees to complete any transactions under this Share Redemption Program.
Except as noted below for redemptions due to a stockholder’s death, bankruptcy or other exigent circumstances, the redemption price per share will equal the per share value shown on the stockholder’s most recent customer account statement. If not already reflected on the most recent customer account statement, the redemption price will be adjusted, for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Common Shares. At any time the Company is engaged in an offering of shares, the per share price for shares redeemed under the Share Redemption Program will always be equal to or lower than the applicable per share offering price.
In determining the redemption price, the Company will consider shares to have been redeemed from a stockholder’s account on a first in, first out basis. The Company’s Board of Directors will announce any redemption price adjustment and the time period of its effectiveness as a part of its regular communications with the Company’s stockholders. If the Company has sold property and has made one or more special distributions to the Company’s stockholders of all or a portion of the net proceeds from such sales, the per share redemption price will be reduced by the net sale proceeds per share distributed to stockholders prior to the redemption date. The Company’s Board of Directors will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While the Company’s board of directors does not have specific criteria for determining a special distribution, the Company expects that a special distribution will only occur upon the sale of a property and the subsequent distribution of the net sale proceeds.
Upon receipt of a request for redemption, the Company may conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. Any costs in conducting the Uniform Commercial Code search will be borne by the Company.
The Company may waive the one-year holding period requirement upon request due to the death of a stockholder who is a natural person, bankruptcy or other exigent circumstances as determined by the Company’s Advisor. In the event of the death of a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust or an IRA or other retirement or profit-sharing plan, the Company must receive the written redemption request from the stockholder’s estate, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust. within 12 months after the stockholder’s death. If spouses are joint registered holders of shares, the request to have the shares redeemed may be made if either of the registered holders dies. If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right of redemption upon death does not apply. In the event that a stockholder redeems all of his or her shares, any shares that such stockholder purchased pursuant to the distribution reinvestment plan will be excluded from the one-year holding requirement. Also, for purposes of the one-year holding period, limited partners of the Company’s Operating Partnership who exchanged their limited partnership units for Common Shares will be deemed to have owned their shares as of the date the Company’s Operating Partnership’s units were issued. Shares redeemed in connection with a stockholder’s death will be redeemed at a purchase price per share equal to the current per share net asset value. Shares redeemed in connection with a stockholder’s bankruptcy or other exigent circumstance within one year from the purchase date will be redeemed at a price per share equal to the price per share the Company would pay had the stockholder held the shares for one year from the purchase date.
In the event that a stockholder requests a redemption of all of his or her shares, and such stockholder is participating in the Company’s distribution reinvestment plan, such stockholder will be deemed to have notified the Company, at the time the stockholder submits his or her redemption request, that such stockholder is terminating his or her participation in the Company’s distribution reinvestment plan, and has elected to receive future distributions in cash. This election will continue in effect even if less than all of such stockholder’s shares are redeemed unless such stockholder notifies us that he or she wishes to resume his or her participation in the Company’s distribution reinvestment plan.
The Company will limit the number of shares redeemed pursuant to the Company’s Share Redemption Program as follows: (1) the Company will not redeem in excess of 5% of the weighted average number of shares outstanding during the trailing 12 months prior to the end of the fiscal quarter for which the redemptions are being paid; and (2) funding for the redemption of shares will be limited to the net proceeds the Company receives from the sale of shares under the distribution reinvestment plan. In an effort to accommodate redemption requests throughout the calendar year, the Company intends to limit quarterly redemptions to approximately one-fourth of 5% (1.25%) of the weighted average number of shares outstanding during the trailing 12-month period ending on the last day of the fiscal quarter, and funding for redemptions for each quarter generally will be limited to the net proceeds the Company receives from the sale of shares in the respective quarter under the distribution reinvestment plan; however, the Company’s management may waive these quarterly limitations in its sole discretion, subject to the 5% cap on the number of shares the Company may redeem during the respective trailing 12-month period. Any of the foregoing limits might prevent the Company from accommodating all redemption requests made in any fiscal quarter or in any 12-month period, in which case quarterly redemptions will be made pro rata, except as described below. The Company’s management also reserves the right, in its sole discretion at any time, and from time to time, to reject any request for redemption for any reason.
The Company will redeem the Common Shares no later than the end of the month following the end of each fiscal quarter. Requests for redemption must be received at least ten (10) days prior to the last business day of the fiscal quarter in order for the Company to repurchase the shares in the month following the end of that fiscal quarter. A stockholder will be able to withdraw his or her request to have his or her shares redeemed, but all such requests generally must be submitted at least ten (10) days prior to the last business day of the applicable fiscal quarter. Any redemption capacity that is not used as a result of the withdrawal or rejection of redemption requests may be used to satisfy the redemption requests of other stockholders received for that fiscal quarter, and such redemption payments may be made at a later time than when that quarter’s redemption payments are made.
The Company will determine whether it has sufficient funds and/or shares available as soon as practicable after the end of each fiscal quarter, but in any event prior to the applicable payment date. If the Company cannot purchase all shares presented for redemption in any fiscal quarter, based upon insufficient cash available and/or the limit on the number of shares the Company may redeem during any quarter or year, the Company will give priority to the redemption of deceased stockholders’ shares (if the volume of requests to redeem deceased stockholders’ shares in a particular quarter were large enough to cause the annual or quarterly percentage caps to be exceeded, even if no other redemption requests were processed, the requests to redeem deceased stockholders’ shares will be honored on a pro rata basis). The Company next will give priority to requests for full redemption of accounts with a balance of 250 shares or less at the time the Company receives the request, in order to reduce the expense of maintaining small accounts. Thereafter, the Company will honor the remaining quarterly redemption requests on a pro rata basis. Following such quarterly redemption period, if a stockholder would like to resubmit the unsatisfied portion of the prior request for redemption, such stockholder must submit a new request for redemption of such shares at least ten (10) days prior to the last business day of the new quarter. Unfulfilled requests for redemption will not be carried over automatically to subsequent redemption periods.
The Company’s Board of Directors may choose to amend the terms of, suspend or terminate the Company’s Share Redemption Program in its sole discretion if it believes that such action is in the best interest of the Company and its stockholders. Any material modifications or suspension of the Company’s share redemption program by the Company’s board of directors will be disclosed to the Company’s stockholders as promptly as practicable in the Company’s reports filed with the Securities and Exchange Commission and via its website. Because the redemption of shares will be funded with the net proceeds the Company receives from the sale of shares under the Company’s distribution reinvestment plan, the discontinuance or termination of the distribution reinvestment plan will adversely affect the Company’s ability to redeem shares under the Share Redemption Program.
The Company’s Share Redemption Program is only intended to provide limited liquidity to the Company’s stockholders until a liquidity event occurs, which may include the sale of the Company, the sale of all or substantially all of the Company’s assets, a merger or similar transaction, an alternative strategy that will result in a significant increase in opportunities for stockholders to redeem their shares or the listing of the shares of common stock for trading on a national securities exchange. The Share Redemption Program will be terminated if the Common Shares become listed on a national securities exchange. The Company cannot guarantee that a liquidity event will occur.
The shares the Company redeems under the Share Redemption Program will be cancelled and will return to the status of authorized but unissued shares. The Company does not intend to resell such shares to the public unless they are first registered with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, and under appropriate state securities laws or otherwise sold in compliance with such laws.
The Company will disclose, for the prior year ended and on a quarterly basis for the current year to date, when available and applicable, the number of Common Shares that the Company redeemed, the average redemption price for those shares, whether any redemption requests went unfulfilled and the source of the cash used to fund the redemptions.